Exhibit 32.1

SECTION 1350 CERTIFICATION

In connection with the quarterly report on Form 10-Q of Liberate Technologies for the quarter ended November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), each of the undersigned officers of Liberate Technologies certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his respective knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Liberate Technologies.

Date: April 4, 2005	/s/ David Lockwood
David Lockwood
Chief Executive Officer

Date: April 4, 2005	/s/ Gregory S. Wood
Gregory S. Wood
Executive Vice President and Chief Financial Officer